Exhibit 99.1

National Beverage Corp. Reports Growth of Margin and Earnings

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--September 9, 2010--National Beverage Corp. (NASDAQ: FIZZ) today released financial results for its first quarter ended July 31, 2010.

For the first quarter:

Revenues − $165 million . . . up 1.4%
Earnings − $12.1 million . . . up 23%
EBITDA* − $21.5 million . . . up 19%

For the trailing twelve months:

EBITDA
Net Assets**	= 39.6% . . . up 31%

“Yesterday’s benchmarks are for yesterday . . . Today and Tomorrow’s are developing. We at National Beverage have been utilizing a couple that are sure to become ‘Tomorrow’s’ standard. Further, we were born with them . . . in our ‘soul’!” excitedly stated Nick A. Caporella, Chairman and Chief Executive Officer.

“While the typical revenue growth profile is constantly monitored, our MOP-V’m method has proven to be key to our results. Margin On Package-Volume matrix increases volume only if the selected volume achieves planned performance. Our shareholders have favored this method also,” continued Caporella.

“Shasta’s new media campaign in California produced great results but was somewhat hindered by unseasonably cooler weather . . . while the balance of the country sweltered in ‘stay-inside-air-conditioned’ places and consumed less!

“Our innovation and superior packaging of brands LaCroix and Rip It have driven growth while expanding our margins through this segment of our business. Everfresh juices and its line of single-serve beverages continue to expand through new and creative packaging along with a greater focus in regional convenience store outlets.

“Our ‘up and down the street’ performance, in all segments, has passionately been stimulated through ‘NEW’ – ‘NEW’ – ‘NEW’ – packaging, flavors and distribution motivation!” Caporella proclaimed.

“All in all, we are pleased with these first quarter results. Our 25th anniversary, while just a few weeks away, is being ‘celebrated’ with the recent mailing of our FY 2010 financials, which includes a special chronicle of events and a unique corporate review . . . wait ‘til you see it!

“Creating shareholder value may not be the best thing –Team National does . . . but we ‘stubbornly’ are trying to make it – that!” concluded Caporella, with a wink.

National Beverage is highly innovative, making it unique as a pace-setter in the changing soft-drink industry. Its lineup of refreshment products including – energy drinks, fortified powders – SuppleNutrients, functionally enhanced juices and waters – are geared toward the lifestyle/health-conscious consumer.

Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

Fun, Flavor and Vitality . . . the National Beverage Way

National Beverage Corp.
Consolidated Results for the First Quarters Ended
July 31, 2010 and August 1, 2009
(in thousands, except per share amounts)

	First Quarter Ended
	July 31,	August 1,
	2010	2009

Net Sales	$165,030	$162,831

Net Income	$12,053	$9,793

Net Income Per Share
Basic	$.26	$.21
Diluted	$.26	$.21

Average Common Shares Outstanding
Basic	46,156	46,013
Diluted	46,353	46,260

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

* EBITDA = Earnings before Interest, Taxes, Depreciation and Amortization

** Net Assets = Total Assets Excluding Cash

CONTACT:
National Beverage Corp.
Grace Keene, 877-NBC-FIZZ